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EXHIBIT 21

                        ROTARY POWER INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES

         E-DRIVE SYSTEMS CORPORATION IS A WHOLLY-OWNED SUBSIDIARY OF THE
COMPANY.